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                                                                    EXHIBIT 23.3



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reserve reports to the interest of Plains Resources Inc. and subsidiaries, Calumet Florida, Inc. and Arguello Inc. (collectively, the "Company") dated February 21, 2000 and March 7, 2000, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as well as in the Notes to the Consolidated
Financial Statements of the Company in such annual report.    We also consent to
the reference to us under the heading "Experts" in such Registration Statement.


                              NETHERLAND, SEWELL & ASSOCIATES, INC.



                              By:   /s/ Frederic D. Sewell
                                  -------------------------------------
                                    Frederic D. Sewell
                                    President



Dallas, Texas
March 29, 2000